UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
___________

Date of Report (Date of earliest event reported):  December 9, 2009
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MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 910
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 9, 2009, Magnum Hunter Resources Corporation, a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Wunderlich Securities, Inc. (the “Underwriter”) pursuant to which the Company agreed to issue and sell to the Underwriter an aggregate of 214,950 shares of the Company’s 10.25% Series C Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation preference $25.00 per share (the “Series C Preferred Stock”), and, at the election of the Underwriter, up to 32,242 additional shares of Series C Preferred Stock.  The shares of Series C Preferred Stock will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-161937), which became effective on October 15, 2009.  The Company has applied to list the shares of Series C Preferred Stock on the NYSE Amex under the symbol “MHR.PR.C.”

Pursuant to the Underwriting Agreement, the Company has agreed to issue and sell the shares of Series C Preferred Stock to the Underwriter at an underwriting discount of 5%.  The sale of the shares of Series C Preferred Stock is expected to yield approximately $5.37 million in total gross proceeds to the Company, before payment of the underwriting discount and expenses.  The Company has also agreed to indemnify the Underwriter against certain liabilities.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the entering into of the Underwriting Agreement, on December 10, 2009, the Company filed a Certificate of Designation of Rights and Preferences (the “Certificate of Designation”) for the Series C Preferred Stock with the Secretary of State of the State of Delaware with respect to 750,000 shares of Series C Preferred Stock.  The Series C Preferred Stock cannot be converted into common stock of the Company, but may be redeemed by the Company, at the Company’s option, on or after December 14, 2011 for $25.00 per share.  In the event of a change of control of the Company, the Series C Preferred Stock will be redeemable at $26.00 per share during the first twelve months after December 14, 2009, $25.50 during the second twelve months after December 14, 2009, and $25.00 thereafter, except in certain circumstances when the acquirer is considered a qualifying public company.

The Certificate of Designation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The prospectus supplement filed with the Commission on December 11, 2009 relating to the offer and sale of the Series C Preferred Stock is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 5.03 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated December 9, 2009, between Magnum Hunter Resources Corporation and Wunderlich Securities, Inc.
3.1
Certificate of Designation of Rights and Preferences of Series C Preferred Stock (incorporated by reference to Magnum Hunter Resources Corporation’s Registration Statement Form 8-A filed with the Commission on December 10, 2009)

5.1	Opinion of Fulbright & Jaworski L.L.P.
8.1	Opinion of Fulbright & Jaworski L.L.P. with respect to tax matters
23.1	Consent of Fulbright & Jaworski L.L.P. (included in Exhibits 5.1 and 8.1)
99.1
Prospectus Supplement relating to Series C Preferred Stock (incorporated by reference to Magnum Hunter Resources Corporation’s Prospectus Supplement filed with the Commission pursuant to Rule 424(b) on December 11, 2009)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: December 11, 2009	By:	/s/ Gary C. Evans
	Name:	Gary C. Evans
	Title:	Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated December 9, 2009, between Magnum Hunter Resources Corporation and Wunderlich Securities, Inc.
3.1
Certificate of Designation of Rights and Preferences of Series C Preferred Stock (incorporated by reference to Magnum Hunter Resources Corporation’s Registration Statement Form 8-A filed with the Commission on December 10, 2009)

5.1	Opinion of Fulbright & Jaworski L.L.P.
8.1	Opinion of Fulbright & Jaworski L.L.P. with respect to tax matters
23.1	Consent of Fulbright & Jaworski L.L.P. (included in Exhibits 5.1 and 8.1)
99.1
Prospectus Supplement relating to Series C Preferred Stock (incorporated by reference to Magnum Hunter Resources Corporation’s Prospectus Supplement filed with the Commission pursuant to Rule 424(b) on December 11, 2009)